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                                                                    Exhibit 23.2
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ScreamingMedia Inc.
New York, New York


We hereby consent to the use in this Amendment No. 6 to Registration Statement No. 333-30548 of ScreamingMedia Inc. of our report dated December 28, 1999, appearing in the Prospectus, which is a part of such Registration Statement.


We also consent to the references to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.


                                   /s/ DAVID TARLOW & CO., C.P.A., P.C.
                                   ------------------------------------------
                                   David Tarlow & Co., C.P.A., P.C.


New York, New York
July 31, 2000